EXHIBIT 5.1

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020


                                 April 24, 1997


Laclede Steel Company
One Metropolitan Square
211 North Broadway
St. Louis, Missouri  63102-2738

Ladies and Gentlemen:

     We have acted as counsel to Laclede Steel Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 325,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which may be issued pursuant to the Company's 1997 Stock Plan (the "Plan"), by means of a registration statement on Form S-8 (the "Registration Statement").

     We have examined originals or copies, certified or otherwise, identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purpose of the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents. On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan, the Shares will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /S/ BRYAN CAVE LLP

                                        BRYAN CAVE LLP

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